Exhibit 99.1

AT&T Appoints Members to Warner Bros. Discovery Board of Directors

DALLAS, March 15, 2022 — AT&T* has named its seven appointees to the Warner Bros. Discovery, Inc. Board of Directors as it prepares to spin off WarnerMedia and combine it with Discovery, Inc.

As announced in May 2021, the Warner Bros. Discovery Board will consist of 13 members, with six chosen by Discovery and seven chosen by AT&T, including the Chairman of the Board.

AT&T Chief Executive Officer John Stankey said: “We are delighted to have assembled a diverse slate of world-class directors for the Warner Bros. Discovery Board. These respected leaders bring a wealth of experience in finance, technology, media and entertainment, international trade, venture capital, and digital and direct-to-consumer platforms that is vitally important to the future of Warner Bros. Discovery. They are committed to the company’s success while providing best-in-class corporate governance.”

The seven directors appointed by AT&T are:

•	Samuel A. Di Piazza, Jr.

Di Piazza will serve as Chairman of the Warner Bros. Discovery Board of Directors. He previously served as global CEO of PricewaterhouseCoopers International Limited from 2002 until his retirement in 2009, wrapping a 36-year career with PwC. After his retirement from PwC, he joined Citigroup where he served as vice chairman from 2011 to 2014. A financial expert, he will bring significant executive and business leadership experience to the Warner Bros. Discovery Board through his leadership of a multicultural, complex professional services organization serving clients around the world.

•	Li Haslett Chen

Chen is the founder and CEO of Narrativ, a technology platform that enables content creators across YouTube, Twitch, TikTok, Instagram and more to sell products, manage transactions and tap into new growth opportunities. Prior to that, she was director of marketing and business development for Moda Operandi and a management consultant at McKinsey & Co. She will bring comprehensive skills and experience in digital interactions, technology, product development and direct-to-consumer platforms to the Warner Bros. Discovery Board.

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•	Richard W. Fisher

Fisher has been a senior advisor to Barclays PLC since 2015 and, prior to that, served as president and CEO of the Federal Reserve Bank of Dallas. From 1997 to 2001, he served as Deputy U.S. Trade Representative with the rank of Ambassador. His expertise in finance, capital markets, international trade and regulatory frameworks will bring strategy, leadership and risk oversight experience to the Warner Bros. Discovery Board.

•	Debra L. Lee

Lee has extensive leadership experience in the media and entertainment industry, previously serving as chair and CEO of BET Networks from 2006 until her retirement in 2018 after a 32-year career there. She is also the founder and chair of Leading Women Defined Foundation, a nonprofit education and advocacy organization dedicated to empowering African American women. She will bring strong operational and transformational skills to the Warner Bros. Discovery Board through her background in cultivating world-class talent, developing innovative strategic plans and executing complex initiatives within the media sector. She will also bring significant experience as a public company director to the deliberations of the Warner Bros. Discovery Board.

•	Fazal Merchant

Merchant is currently a senior advisor to Sixth Street Partners and serves on the board of directors at Ariel Investments, Meritor, Inc. and Ryman Hospitality Properties, Inc. He was previously a board member and Co-CEO of Tanium Inc., a subscription-based global cybersecurity and IT management company. Prior to that, he was CFO of DreamWorks Animation SKG (2014-2016) and served in several executive roles at DIRECTV, including CFO of Latin America (2012-2014). He will bring important operating and financial skills to the Warner Bros. Discovery Board, as well as relevant media and technology industry experience.

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•	Paula A. Price

Price was most recently the executive vice president and CFO of Macy’s, Inc. from July 2018 to May 2020. Prior to that, she was a full-time senior lecturer at Harvard Business School. She has also held senior leadership positions at grocery retailer Ahold (as CFO of the U.S. business), CVS Caremark (as controller and chief accounting officer) and JPMorgan Chase & Co. (as CFO of the Institutional Trust Services division). She is a financial expert, whose broad experience across finance, general management and strategy will provide a unique perspective for the Warner Bros. Discovery Board, stemming from her time as a CFO, a Harvard Business School faculty member and as a director of other public company boards.

•	Geoffrey Y. Yang

Yang is a founding partner and managing director of Redpoint Ventures, a global private equity and venture capital firm. He also founded Performance Health Sciences, where he has served as CEO and board member since April 2018. He will bring extensive insights in technology, addressable advertising and digital media to the Warner Bros. Discovery Board through his 35+ years in the venture capital industry and his experience with founding or serving on the boards of multiple media, internet and infrastructure companies.

Di Piazza, Lee and Yang currently serve on the AT&T Board of Directors and will resign those positions at the close of the Discovery transaction. Following their departure, AT&T expects to reduce the number of board directors from 13 to 10, reflecting the company’s more focused business model.

AT&T and Discovery expect the transaction to close early in the second quarter of 2022.

*About AT&T

AT&T Inc. (NYSE:T) is a diversified, global leader in telecommunications, media and entertainment, and technology. AT&T Communications provides more than 100 million U.S. consumers with communications and entertainment experiences across mobile and broadband. WarnerMedia is a leading media and entertainment company that creates and distributes premium and popular content to global audiences through its consumer brands, including: HBO, HBO Max, Warner Bros., TNT, TBS, truTV, CNN, DC Entertainment, New Line, Cartoon Network, Adult Swim and Turner Classic Movies. AT&T Latin America provides wireless services to consumers and businesses in Mexico.

AT&T products and services are provided or offered by subsidiaries and affiliates of AT&T Inc. under the AT&T brand and not by AT&T Inc. Additional information is available at about.att.com. © 2022 AT&T Intellectual Property. All rights reserved. AT&T, the Globe logo and other marks are trademarks and service marks of AT&T Intellectual Property and/or AT&T affiliated companies. All other marks contained herein are the property of their respective owners.

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Statement Concerning Forward-Looking Statements

Information set forth in this communication, including any financial estimates and statements as to the expected timing, completion and effects of the proposed transaction between AT&T, Spinco, and Discovery constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These estimates and statements are subject to risks and uncertainties, and actual results might differ materially. Such estimates and statements include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, the combined Spinco and Discovery company’s plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of the management of AT&T and Discovery and are subject to significant risks and uncertainties outside of our control. Among the risks and uncertainties that could cause actual results to differ from those described in the forward-looking statements are the following: the occurrence of any event, change or other circumstances that could give rise to the termination of the proposed transaction; the risk that the necessary regulatory approvals may not be obtained or may be obtained subject to conditions that are not anticipated; risks that any of the other closing conditions to the proposed transaction may not be satisfied in a timely manner; risks that the anticipated tax treatment of the proposed transaction is not obtained; risks related to litigation brought in connection with the proposed transaction; uncertainties as to the timing of the consummation of the proposed transaction; risks and costs related to the implementation of the separation of Spinco, including timing anticipated to complete the separation, any changes to the configuration of the businesses included in the separation if implemented; the risk that the integration of Discovery and Spinco being more difficult, time consuming or costly than expected; risks related to financial community and rating agency perceptions of each of AT&T and Discovery and its business, operations, financial condition and the industry in which it operates; risks related to disruption of management time from ongoing business operations due to the proposed merger; failure to realize the benefits expected from the proposed merger; effects of the announcement, pendency or completion of the proposed merger on the ability of AT&T, Spinco or Discovery to retain customers and retain and hire key personnel and maintain relationships with their suppliers, and on their operating results and businesses generally; and risks related to the potential impact of general economic, political and market factors on the companies or the proposed transaction. The effects of the COVID-19 pandemic may give rise to risks that are currently unknown or amplify the risks associated with the foregoing factors.

These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the proxy statement/prospectus and information statement included in the registration statements filed with the SEC in connection with the proposed transaction. Discussions of additional risks and uncertainties are contained in AT&T’s and Discovery’s filings with the Securities and Exchange Commission. Neither AT&T nor Discovery is under any obligation, and each expressly disclaims any obligation, to update, alter, or otherwise revise any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events, or otherwise. Persons reading this announcement are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof.

For more information, contact:

Daphne Avila

AT&T Corporate Communications

Phone: (972) 266-3866

Email: daphne.avila@att.com

Brittany Siwald

AT&T Corporate Communications

Phone: (214) 202-6630

Email: brittany.a.siwald@att.com

March 15, 2022
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